Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Archer Aviation Inc. of our report dated March 14, 2022 relating to the financial statements which appears in Archer Aviation Inc.'s Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Irvine, California
July 1, 2022